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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                    Current Report Under Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                          Date of Report: JULY 17, 2002



                            CROGHAN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



                                     0-20159
                            (Commission File Number)



                         OHIO                                 31-1073048
           (State or other jurisdiction of                   (IRS employer
            incorporation or organization)                 Identification No.)



          323 CROGHAN STREET, FREMONT, OHIO                       43420
       (Address of principal executive offices)                 (Zip Code)



                                 (419)-332-7301
              (Registrant's telephone number, including area code)






This document contains 3 pages.



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                            CROGHAN BANCSHARES, INC.

Item 5 - Other Events and Regulation FD Disclosure

                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE
                                  July 17, 2002

Croghan Bancshares, Inc. ("Croghan"), the holding company for The Croghan Colonial Bank (the "Bank"), announced today that the Croghan Board of Directors has authorized a repurchase program in which up to 5% of its outstanding common shares may periodically be repurchased in the open market during the next six months commencing August 1, 2002. The repurchase program announced today follows a six month repurchase program commenced on February 1, 2002, during which 7,000 Croghan common shares were purchased in the open market.

The decisions whether to purchase shares, the number of shares to be purchased and the price to be paid will depend upon prevailing market prices, the availability of shares and any other considerations that may, in the opinion of the Board of Directors or management, affect the advisability of purchasing Croghan shares. Repurchases will be funded by current working capital and dividends periodically paid by the Bank to Croghan.

Steven C. Futrell, President of Croghan, stated that the Board of Directors determined that the repurchase program may benefit Croghan shareholders in light of the current market for the shares of Croghan and the strong capital position of the Bank.

The common shares of Croghan are registered with the Securities and Exchange Commission and are traded in the over the counter market under the symbol "CHBH." As of June 30, 2002, Croghan had 1,907,752 common shares outstanding.

FOR INFORMATION, CONTACT:

Steven C. Futrell
President
Croghan Bancshares, Inc.
The Croghan Colonial Bank
323 Croghan Street
Fremont, Ohio 43420





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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CROGHAN BANCSHARES, INC.
                                                      (Registrant)


                                             by:    /s/ Steven C. Futrell
                                                 Steven C. Futrell, President


Date:    July 17, 2002